                                         EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 Nos. 333-211700 and 333-239049, and on Form S-8 Nos. 333-197493, 333-203128, 333-211538, 333-217462, 333-225991, 333-231523, 333-233710, 333-239277, and our reports dated February 24, 2022, relating to the financial statements of CareDx, Inc., and the effectiveness of CareDx’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2021.

/s/ Deloitte & Touche LLP

San Jose, California
February 24, 2022